UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2013

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2013, the Board of Directors, or the Board, of Universal Truckload Services, Inc., or the Company, approved an increase in the director compensation provided to members of the Board. The increase in compensation was reviewed and recommended by the Compensation and Stock Option Committee of the Company and approved by the Board. Under the terms of the increase, the Company will pay each member of the Board an annual cash retainer of $20,000, payable in quarterly installments. Our directors also will receive an additional payment of $1,800 for each meeting of the Board or Board committees that they attend in person, and $600 for each meeting that they attend by telephone. The Chairman of the Board will continue to receive an annual cash retainer of $100,000, payable in quarterly installments. The Chairman of our Audit Committee will receive an additional annual cash retainer of $5,000, payable in quarterly installments. We also reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as directors, including expenses for food, lodging and transportation. Our employee directors do not receive any fees for attendance at meetings or for their service on our Board of Directors.

On April 24, 2013, the Company entered into a consulting agreement with Manuel J. Moroun, a director of the Company, whereby Manuel J. Moroun will receive $100,000 per year, payable in quarterly installments of $25,000, over a term of five years. The consulting agreement replaces Mr. Moroun’s prior consulting agreement with the Company dated August 1, 2007. The services to be provided by Manuel J. Moroun under the agreement include the areas of strategic planning, operations and relationship management. The agreement was reviewed and recommended by the Audit Committee, and approved by the disinterested members of the Board of Directors of the Company. A copy of the agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the attached agreement. In addition to being a director of the Company, Manuel J. Moroun is also the father of Matthew T. Moroun, the Chairman of the Board. Matthew T. Moroun and trusts controlled by Matthew T. Moroun and Manuel J. Moroun together own over 80% of the shares of common stock of the Company.

Item 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Our consolidated financial statements as of and for the fiscal years ended December 31, 2012 and 2011, were audited by KPMG LLP, or KPMG. On April 24, 2013, KPMG, which is currently serving as the Company’s independent auditor, notified the Company that they will resign upon the completion of their review of the Company’s financial statements as of and for this quarter ended March 30, 2013. On April 26, 2013, our Audit Committee selected BDO USA, LLP, or BDO, subject to the completion of standard client acceptance procedures, to be our new independent registered public accounting firm for the fiscal year ending December 31, 2013.

The audit reports of KPMG on our consolidated financial statements as of and for the fiscal years ended December 31, 2012 and 2011, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. Our consolidated financial statements for the fiscal year ended December 31, 2012 included the financial statements of LINC for the two years in the period ended December 31, 2011. We acquired LINC Logistics Company, or LINC, on October 1, 2012. The audit report of KPMG on our consolidated financial statements for the fiscal year ended December 31, 2012, was based, with respect to the financial statements of LINC, on an audit report of Grant Thornton LLP, or Grant Thornton, on LINC’s financial statements for the two years in the period ended December 31, 2011. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2012 and 2011, and the subsequent interim period through April 24, 2013, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.

During the year ended December 31, 2011, and the period from January 1, 2013 through April 26, 2013, neither we nor any person on our behalf consulted with BDO regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements, and we were not provided with a written report or oral advice by BDO that was an important factor that we considered in reaching a decision as to an accounting, auditing or financial reporting issue.

During the year ended December 31, 2012, BDO provided consultation and assisted the Company with its documentation regarding the application of accounting principles in regards to its planned acquisition of LINC, along with the requirements for various filings with the Securities and Exchange Commission and other considerations. We have delivered a copy of this disclosure to BDO, and BDO has not indicated that it disagrees with any of the statements made in this section.

We have also delivered a copy of this disclosure to KPMG and requested that KPMG furnish us with a letter addressed to the Securities and Exchange Commission, or SEC. A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 24, 2013, the Board increased the size of the Board to ten members and elected Michael A. Regan to the Board as a director, as provided under the Company’s Bylaws. Mr. Regan will serve as a director until the Company’s annual meeting of shareholders in 2013, at which time our shareholders will elect all of the Company’s directors.

Mr. Regan’s compensation for his services as a director will be consistent with that of our other non-employee directors, as described in Item 1.01 above. There are no arrangements or understandings between Mr. Regan and any other person pursuant to which he was appointed as a director, and Mr. Regan is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

On April 26, 2013, the Board approved Universal Truckload Services, Inc. 2013 Short-Term Incentive Compensation Plan B, or the Plan, pursuant to which the President and Executive Vice President of the Company are eligible to earn annual cash bonuses based upon the financial results of certain operating subsidiaries of the Company. The Plan is not applicable to the Company’s Chief Executive Officer or Chief Financial Officer, who are eligible for incentive compensation under a separate short-term incentive compensation plan. Bonuses are determined by the achievement of certain operating ratios (total operating expenses divided by revenue) of less than 96% and revenue growth (current year revenue minus prior year revenue, divided by prior year revenue) of at least 3% for the applicable bonus year. The amount of the bonus can vary from 40% to 100% of base salary. If the targeted operating ratio was less than 96% and revenue growth was at least 3% in the applicable bonus year, then the minimum bonus of 40% of the executives’ base salary in effect at the end of the applicable bonus year is earned. The maximum bonus under the plan of 100% of the executives’ base salary in effect at the end of the applicable bonus year is earned if the targeted operating ratio is less than 93% and revenue growth is at least 15% in the applicable bonus year.

The calculation of the targeted operating ratio and the annual increase in revenues is subject to adjustment as determined by the Board to reflect extraordinary events such as an acquisition or a disposition of a line of business. Bonuses awarded under the Plan are generally payable in five equal annual installments, subject to the executive officer’s continued employment on each payment date. The incentive compensation plan is not intended to satisfy the requirements under Section 162(m) of the Internal Revenue Code and the rules and regulations promulgated thereunder regarding the disqualification of payments made from deductibility under federal income tax law.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Consulting Agreement between Universal Truckload Services, Inc. and Manuel J. Moroun, dated April 24, 2013.

10.2	Universal Truckload Services, Inc. 2013 Short-Term Incentive Plan B

16.1	Letter from KPMG to the SEC dated April 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: April 26, 2013	/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer and Treasurer